VANGUARD PLEDGE AGREEMENT


     THIS VANGUARD PLEDGE AGREEMENT (this "Agreement"), entered into as of the 20th day of February, 1998, by and between Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Pledgor"), and Toronto Dominion (Texas), Inc., as collateral agent (the "Collateral Agent"), for itself and on behalf of the Facility A Agents, the Facility B Agents, the Facility A Banks and the Facility B Banks (each as defined below).


                              W I T N E S S E T H:


     WHEREAS, pursuant to that certain Third Amended and Restated Facility A Loan Agreement dated as of even date herewith (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Facility A Loan Agreement") by and among Vanguard Cellular Financial Corp. (the "Borrower"), the Co-Administrative Agents (as defined therein), the Funding Agent (as defined therein), the Documentation Agent (as defined therein), the Syndication Agent (as defined therein), the Collateral Agent (as defined therein) (the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent, collectively, being referred to herein as the "Facility A Agents"), the Issuing Bank (as defined therein), the Swing Line Lender (as defined therein) and the Lenders (as defined therein) signatory thereto (together with the Issuing Bank and the Swing Line Lender, the "Facility A Banks"), the Facility A Banks have agreed to extend a credit facility to the Borrower evidenced by the promissory notes in favor of each Facility A Bank (as executed on the date hereof and as each may hereafter be amended, modified, renewed or extended from time to time, collectively, the "Facility A Notes");

     WHEREAS, pursuant to that certain Facility B Loan Agreement dated as of even date herewith (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Facility B Loan Agreement") by and among the Borrower, the Co-Administrative Agents (as defined therein), the Funding Agent (as defined therein), the Documentation Agent (as defined therein), the Syndication Agent (as defined therein), the Collateral Agent (as defined therein) (the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent, collectively, being referred to herein as the "Facility B Agents"), and the Lenders (as defined therein) signatory thereto (the "Facility B Banks"), the Facility B Banks have agreed to extend a credit facility to the Borrower, evidenced by the promissory notes in favor of each Facility B Bank (as executed on the date hereof and as each may hereafter be amended, modified, renewed or extended from time to time, collectively, the "Facility B Notes");



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     WHEREAS, as a condition precedent to the effectiveness of the Loan
Agreements (as defined below), and each of them, the Pledgor is required to enter into this Agreement;

     WHEREAS, the Borrower is a wholly-owned Subsidiary of the Pledgor and is engaged in the business of owning and operating Cellular Systems as an integrated operation with the Borrower and its Subsidiaries;

     WHEREAS, the Pledgor has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Pledgor;

     WHEREAS, to secure the payment and performance in full of, among other things, all obligations of the Borrower under the Loan Agreements and the Notes (as defined below), or any of them, the Pledgor and the Collateral Agent (on behalf of itself and the Secured Parties (as defined below), and each of them), have agreed that the shares of capital stock (the "Stock") now or hereafter owned by the Pledgor in the Borrower shall be pledged by the Pledgor to the Collateral Agent (on behalf of itself, the Agents and the Banks) to secure the Obligations; and

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in each of the Loan Agreements to the extent not otherwise defined or limited herein. For purposes hereof, (a) "Loan Agreements" shall mean the Facility A Loan Agreement and the Facility B Loan Agreement; (b) "Banks" shall mean the Facility A Banks and the Facility B Banks; (c) "Secured Parties" shall mean the Facility A Agents, the Facility B Agents and the Banks; (d) "Notes" shall mean the Facility A Notes and the Facility B Notes; (e) "Agents" shall mean the Facility A Agents and the Facility B Agents; and (f) "Event of Default" shall mean any Event of Default under the Loan Agreements, or either of them.

     2. Grant of Security Interest. As security for (a) the timely fulfillment and performance of each and every covenant and obligation of the Borrower under the Loan Agreements, the Notes and any other Loan Documents executed in connection therewith and (b) the payment of the Obligations, the Pledgor hereby pledges, mortgages, transfers, sets over and delivers to and assigns to the Collateral Agent, for itself and on behalf of the Secured Parties, and grants the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, a continuing Lien on and security interest in, whether now owned or hereafter acquired (collectively, the "Collateral"):


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          (a) the Stock and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights related thereto, including, without limitation, the right to request that the Stock be registered in the name of the Collateral Agent, or any of its nominees, all warrants, options, appreciation rights and other rights, contractual or otherwise, in respect thereof and of all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock; and

          (b) all proceeds of any and all of the foregoing; in each case, whether now owned or hereafter acquired by the Pledgor, howsoever its interest therein may arise or appear (whether beneficially or of record and whether by ownership, security interest, claim or otherwise).

     It is the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and distribution rights, shall remain in the Pledgor until the occurrence and during the continuance of an Event of Default and until the Collateral Agent shall notify the Pledgor of the Collateral Agent's exercise, on behalf of the Secured Parties, and each of them, of voting, consensual and distribution rights to the Stock pursuant to Section 14 hereof.

     3. Representation and Warranty. The Pledgor hereby represents and warrants to the Collateral Agent and the Secured Parties, and each of them, as follows:
(a) except for the security interest created hereby and as permitted in the Loan Agreements, or either of them, the Pledgor is and will at all times be the legal and beneficial owner of the Collateral, free and clear of all Liens; (b) the Stock has been duly authorized and validly issued and constitutes one hundred percent (100%) of the Stock of the Borrower; (c) the Pledgor has the unencumbered right and power to pledge the Stock as provided herein; (d) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the security interest of the Collateral Agent and the Secured Parties, and each of them, in the Collateral have been duly taken; (e) subject to giving certain notices prior to the execution on the Stock, the exercise by the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, of its or their rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any Lien upon or with respect to any of its properties; (f) no authorization or approval or other action by, and no notice to or filing with, any court, agency, department, commission, board, bureau or instrumentality of the United States or any state or other political subdivision thereof (a "Governmental Authority") or regulatory body, or any other third party, except as has previously been obtained, is required either (i) for the pledge and assignment hereunder by the Pledgor of, or the grant by the Pledgor of the Lien and security interest created hereby in, the Collateral or (ii) for the exercise by the Collateral Agent, of its rights and remedies hereunder, except as may be required in respect of any such exercise by laws affecting the offering and


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sale of securities generally or by the Communications Act, the FCC rules and policies promulgated thereunder and state laws and regulations; and (g) this Agreement creates a valid Lien and security interest in favor of the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, in the Collateral, as security for the Obligations.

     4. No Liens. The Pledgor covenants and agrees that, except as permitted by the Loan Agreements, or either of them, it will not: (a) sell or otherwise dispose of any interest in the Collateral or any funds or property held therein or constituting a part thereof; or (b) create or permit to exist any mortgage, pledge, lien, charge or other encumbrance upon or with respect to the Collateral or any funds or property constituting a part thereof, other than the lien and security interest created hereunder in favor of the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them.

     5. Covenants. So long as any of the Obligations shall remain outstanding, the Pledgor shall: (a) at its own expense, promptly deliver to the Collateral Agent a copy of each notice or other communication concerning the matters referenced in Section 8 hereof received by it in respect of any of the Collateral; (b) except in accordance with the Loan Agreements, or either of them, not make or consent to any amendment or other modification or waiver with respect to any Collateral, or enter into any agreement or permit to exist any restriction with respect to any Collateral, other than pursuant hereto; or (c) not take any action which would (or fail to take any action, the result of which failure would) in any manner impair the value of the Stock or the priority or enforceability of the security interest of the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, therein.

     6. Collateral Agent Attorney-in-Fact. The Pledgor hereby further appoints the Collateral Agent as its attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with power of substitution, and with authority to receive, open and dispose of all mail addressed to the Pledgor, and to notify the postal authorities to change the address for delivery of mail addressed to the Pledgor to such address as the Collateral Agent may designate, to endorse the name of the Pledgor on any note, acceptance, check, draft, money order or other evidence of debt or of payment which may come into the possession of any of the Collateral Agent or any Secured Party, and generally to do such other things and acts in the name of the Pledgor as are necessary or appropriate to protect or enforce the rights hereunder of the Collateral Agent and the Secured Parties, or any of them. The Borrower further authorizes the Collateral Agent (for itself and on behalf of the Secured Parties, or any of them), effective upon the occurrence and during the continuance of an Event of Default, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Pledgor all in the name of the Pledgor. The Collateral Agent shall provide at least ten (10) Business Days' notice prior to taking the actions set forth in the preceding two sentences. After deducting all reasonable expenses and charges (including, without limitation, reasonable attorneys' fees) of retaking, keeping, storing and selling the Collateral, the Collateral Agent shall apply the proceeds in payment of any of the Obligations in such order of application as is set forth in Section 22 hereof, and, if a

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

deficiency results after such application, the Pledgor covenants and agrees to pay such deficiency to the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Obligations remains unpaid or unperformed or any of the Banks have any obligation to make Advances under the Loan Agreements, or either of them, regardless of whether the conditions precedent to the making of any such Advances have been or can be fulfilled. The Pledgor agrees that if steps are taken by the Collateral Agent to enforce rights hereunder, or to realize upon any of the Collateral, the Pledgor shall pay to the Collateral Agent the amount of the reasonable costs (including, without limitation, reasonable attorneys' fees) incurred in connection with such enforcement, and the Pledgor's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder.

     7. Indemnity and Expenses.

          (a) The Pledgor agrees to indemnify the Collateral Agent and the Secured Parties, and each of them, subject to the limitations contained in the Loan Agreements, or any of them, from and against any and all reasonable claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the gross negligence or willful misconduct of the party seeking such indemnification as determined by a final order of a court of competent jurisdiction.

          (b) The Pledgor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the disbursements and reasonable fees of the Collateral Agent's counsel and of any experts, consultants and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Secured Parties, or any of them, hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

     8. Additional Collateral Securities. In the event that, during the term of this Agreement:

          (a) any reclassification, readjustment, or other change is declared or made with respect to any of the Stock (including, without limitation, any certificate representing a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of interests, spinoff, split-off or otherwise), promissory note or other instrument is received from the Pledgor, by virtue of its being or having been an owner of any Stock, all new, substituted and additional Stock, promissory notes, instruments or other securities issued by reason of any such change and received by the Pledgor or to which the



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     Pledgor shall be entitled shall be immediately pledged and delivered to the
     Collateral Agent, together with any necessary endorsement or assignments endorsed in blank by the Pledgor, and shall thereupon constitute Collateral to be held by the Collateral Agent, for itself and on behalf of the Secured Parties, or any of them, under the terms of this Agreement;

          (b) any subscriptions, warrants, appreciation rights or any other rights or options or any other security, whether as an addition to, substitution for, or in exchange for any Stock, or otherwise, shall be issued in connection with any of the Stock, all new interests or other securities acquired through such subscriptions, warrants, appreciation rights, rights or options by the Pledgor shall be immediately pledged and delivered to the Collateral Agent and shall thereupon constitute Collateral, to be held by the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, under the terms of this Agreement; and

          (c) any distribution payable in securities or property other than cash, or other distribution in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital is received by the Pledgor, by virtue of its being or having been an owner of any Collateral, the Pledgor shall receive such payment or distribution in trust, for the benefit of the Collateral Agent and the Secured Parties, and each of them, shall segregate same from the Pledgor's other property and shall deliver it forthwith to Collateral Agent in the exact form received, with any necessary endorsement or assignments duly executed in blank, to be held by the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them.

     9. Default. Upon the occurrence and during the continuation of an Event of Default (any of such occurrences being hereinafter referred to as a "Default"), subject to Section 20 hereof, the Collateral Agent may sell or otherwise dispose of the Collateral at a public or private sale or make other commercially reasonable disposition of the Collateral or any portion thereof after ten (10) days' notice to the Pledgor. The Collateral Agent may purchase the Collateral or any portion thereof at any public or, to the extent permitted by Applicable Law, private sale. The proceeds of any public or private sale or other disposition of the Collateral shall be applied to the costs of the Collateral Agent incurred in connection with such sale, including, without limitation, any costs under
Section 12 hereof, and as provided in each of the Loan Agreements. In the event the proceeds of the sale or other disposition of the Collateral are insufficient to satisfy the Obligations, the Pledgor shall remain liable for any such deficiency.

     10. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement, the Collateral Agent ,on behalf of itself and the Secured Parties, and each of them, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, and such other rights or remedies which it may have at law or in equity.



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     11. Termination and Release. At any time after the Agreement Date and so long as no Event of Default has occurred and is then continuing, and upon the earlier of (a) payment in full of all principal and interest on the Notes, and each of them, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreements, the Notes and the other Loan Documents, and each of them, satisfaction in full of any other Obligations, other than the Obligations which survive the termination of the Loan Agreements as provided in Section 11.16 of each of the Loan Agreements, and termination of the Facility A Commitment and the Facility B Commitment, and each of them, or
(b) such time as (i) the stated Leverage Ratio under Section 7.10 of each of the Loan Agreements shall be 5.00 to 1 or lower and (ii) the Collateral Agent is in receipt of such financial statements of the Borrower (in form and substance reasonably satisfactory to the Collateral Agent) demonstrating such Leverage Ratio, the Lien granted hereunder shall automatically be terminated and the Collateral Agent shall take any actions reasonably necessary to permanently terminate and release the security interest in the Collateral granted to the Collateral Agent hereunder and any financing statements filed in connection therewith and to return the remaining Collateral and all rights received by the Collateral Agent hereunder to the Pledgor.

     12. Disposition of Stock by Collateral Agent. The Stock is not registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after default may be restricted to one or more private (instead of public) sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Stock for their own account for investment and not with a view to the distribution or resale thereof in view of the lack of such registration. The Pledgor understands that upon such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock was registered and qualified pursuant to Federal and state securities legislation and sold on the open market. The Pledgor, therefore, agrees that:

          (a) if the Collateral Agent, pursuant to the terms of this Agreement, sells or causes the Stock or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of cellular mobile radio telephone and other communication companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

          (b) such reliance shall be conclusive evidence that the Collateral Agent has handled such disposition in a commercially reasonable manner.



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     13. Pledgor's Obligations Absolute.

          (a) The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any other remedies against the Pledgor or any other Person, or against other security or liens available to the Collateral Agent and the Secured Parties, or any of them, or its or their respective successors, assigns or agents. The Pledgor hereby waives any right to require that an action be brought against any other Person or to require that the Collateral Agent and the Secured Parties, or any of them, resort to any security or to any balance of any deposit account or credit on the books of any Secured Party in favor of any other Person or to require resort to rights or remedies hereunder prior to the exercise of any other rights or remedies of the Collateral Agent and the Secured Parties in connection with the Facility A Loans and the Facility B Loans.

          (b) The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (i) any bankruptcy, insolvency, reorganization, arrangements, readjustment, composition, liquidation or the like of the Pledgor or any Affiliate; (ii) any exercise or nonexercise, or any waiver, by the Collateral Agent and the Secured Parties, or any of them, of any rights, remedy, power or privilege under or in respect of the Obligations, this Agreement, the Loan Agreements or any security for any of the Obligations (other than this Agreement); or
     (iii) any amendment to or modification of the Obligations, this Agreement, the Loan Agreements or any security for any of the Obligations (other than this Agreement), whether or not the Pledgor shall have notice or knowledge of any of the foregoing, but nothing contained herein shall be deemed to authorize the amendment of any Loan Document to which Pledgor is a party without Pledgor's written agreement.

     14. Voting Rights.

          (a) For so long as the Notes or any other Obligations remain unpaid, upon the occurrence and during the continuation of a Default, but subject to the provisions of Section 13 hereof, (i) the Collateral Agent may, upon ten (10) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights and all other ownership or consensual rights of the Stock, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Collateral Agent, which appointment shall be effective on the tenth (10th) day following the giving of notice by the Collateral Agent as provided in clause (a)(i) of this Section 14, the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.



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          (b) For so long as the Pledgor shall have the right to vote the Stock, the Pledgor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, (i) vote or take any consensual action with respect to the Stock which would constitute a Default, (ii) cause, permit or allow any asset of any of the Subsidiaries to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of, except as permitted under the terms of the Loan Agreements, or either of them, or (iii) cause, permit or allow any of the Subsidiaries to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other Person, except as permitted under the terms of the Loan Agreements, or either of them.

     15. Notices. All notices, including, without limitation, notice of change of address for notice, and other communications required or permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of each of the Loan Agreements.

     16. Security Interest Absolute. All rights of the Collateral Agent and the Secured Parties, and each of them, and all security interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Loan Agreements, the Notes and any other Loan Documents executed and delivered in connection therewith, or any of them; (b) any change in the time, manner or place of payment of, or any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreements, the Notes and any other Loan Documents executed and delivered in connection therewith, or any of them; (c) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in any other collateral or any release or amendment or waiver of or consent to departure from any security document or guaranty, for all or any of the Secured Obligations; or (d) the absence of any action on the part of the Collateral Agent and the Secured Parties, or any of them, to obtain payment or performance of the Obligations from any other loan party.

     17. BINDING AGREEMENT. THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. THIS AGREEMENT, TOGETHER WITH ALL DOCUMENTS REFERRED TO HEREIN, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND MAY NOT BE MODIFIED EXCEPT BY A WRITING EXECUTED BY THE COLLATERAL AGENT (WITH THE REQUISITE CONSENT OF THE BANKS, AS PROVIDED IN EACH OF THE LOAN AGREEMENTS) AND THE PLEDGOR AND DELIVERED BY THE COLLATERAL


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AGENT TO THE PLEDGOR IN ACCORDANCE WITH EACH OF THE LOAN AGREEMENTS.

     18. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     19. Miscellaneous. No failure to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents, held by the Collateral Agent and the Secured Parties, or any of them, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Secured Parties, or any of them, provided hereunder and in the other Loan Documents (a) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or in equity, and (b) with respect to any such rights or remedies against any party thereto, are not conditional or contingent on any attempt by the Collateral Agent and the Secured Parties, or any of them, to exercise any of its or their rights under any other Loan Document against such party or against any other Person.

     20. Regulatory Compliance. Notwithstanding anything herein which may be construed to the contrary, (a) no action shall be taken by the Collateral Agent which may require the consent or approval of the FCC, and the proxy granted in
Section 14 hereof shall not become effective, unless and until all requirements of the Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC have been satisfied and (b) no action shall be taken by the Collateral Agent which may require the consent or approval of the State of New York Public Service Commission, and the proxy granted in Section 14 hereof shall not become effective, unless and until any and all such consents or approvals of the State of New York Public Service Commission have been obtained. The Pledgor covenants that upon request of the Collateral Agent it will cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC and the State of New York Public Service Commission, as applicable, to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act of 1934.

     21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.



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     22. Distribution of Proceeds. The priorities of the Obligations to the
Collateral pledged hereunder, and the rights of the Secured Parties, and each of them, with respect thereto shall, except as set forth in this paragraph be equal and shall share and be equal in all priorities and rights with each other. The proceeds of the Collateral hereunder from any foreclosure, sale, liquidation, or other disposition of, or realization upon, the Collateral hereunder shall be applied by the Collateral Agent in the following manner: (a) to the payment of all reasonable costs and expenses, including, without limitation, reasonable attorney's fees, of the Collateral Agent related to such foreclosure, sale, liquidation or other disposition of the collateral hereunder, (b) to the Funding Agent under each of the Loan Agreements on a pro rata basis based upon the outstanding principal amount of the Facility A Loans, the Letter of Credit Obligations, the Swing Line Loans and the Facility B Loans, until the principal amount of such Facility A Loans, Letter of Credit Obligations, Swing Line Loans and Facility B Loans have been paid in full, (c) to the Funding Agent under each of the Loan Agreements on a pro rata basis based upon any accrued but unpaid interest under the Loan Agreements, until such interest has been paid in full,
(d) to the Funding Agent under each of the Loan Agreements on a pro rata basis based upon any other Obligations remaining unpaid and (e) to the Pledgor or such other party as may be lawfully entitled to the proceeds thereof.

     23. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Collateral Agent" shall be a reference to the Collateral Agent for the benefit of the Secured Parties, and each of them, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Collateral Agent for the benefit of and on behalf of all the Secured Parties, and each of them .

     24. Headings. The headings used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     25. Benefit and Binding Effect. This Agreement and the rights hereunder shall inure to the benefit of the Collateral Agent, for itself and on behalf of the Secured Parties, and each of them, may be assigned in whole or in part by any of them in connection with any assignment of the Facility A Loan Agreement and the Facility A Notes, as permitted by the Facility A Loan Agreement, and of the Facility B Loan Agreement and the Facility B Notes, as permitted by the Facility B Loan Agreement, and shall be binding upon the Pledgor and its successors and permitted assigns.

     26. Loan Document. This Agreement shall be a Loan Document for all purposes of the Loan Agreements and the other Loan Documents, and each of them.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned parties hereto have executed and sealed this Agreement by and through their duly authorized officers, as of the day and year first above written.

PLEDGOR:                                    VANGUARD CELLULAR SYSTEMS, INC.,
                                                   a North Carolina corporation


                                            By:       Stephen L. Holcombe
                                                 -------------------------------
[CORPORATE SEAL]                                      Stephen L. Holcombe
                                                      Executive Vice President

                                            Attest:   Richard C. Rowlenson
                                                 -------------------------------
                                                      Richard C. Rowlenson
                                                      Assistant Secretary

Address: 2002 Pisgah Church Road
         Suite 300
         Greensboro, NC  27455-3314


COLLATERAL AGENT:                           TORONTO DOMINION (TEXAS), INC.


                                             By:         Neva Nesbitt
                                                 -------------------------------
                                                 Name:      Neva Nesbitt
                                                 Title:     Vice President

                     EXHIBIT A TO VANGUARD PLEDGE AGREEMENT

                                                      Stock
                                                      -----

Issuer                                      Shares             Certificate No.
------                                      ------             ---------------

Vanguard Cellular
     Financial Corp.                        1,000                      2